   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 26, 2000

                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                         PENTASTAR COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                         84-1502003
(State or jurisdiction of incorporation                    (I.R.S. Employer
           or organization)                                Identification No.)

                         1660 WYNKOOP STREET, SUITE 1010
                             DENVER, COLORADO 80202
                                 (303) 825-4400
          (Address and telephone number of principal executive offices)

                PENTASTAR COMMUNICATIONS, INC. STOCK OPTION PLAN
                              (Full title of plan)

                   ROBERT S. LAZZERI, CHIEF EXECUTIVE OFFICER
                         PENTASTAR COMMUNICATIONS, INC.
                        1660 WYNKOOP STREET, SUITE 1010
                             DENVER, COLORADO 80202
                                 (303) 825-4400
           (Name, address and telephone number of agent for service)

                                    Copy to:
                             LESLIE A. NICHOLS, ESQ.
                             SHERMAN & HOWARD L.L.C.
                       633 SEVENTEENTH STREET, SUITE 3000
                             DENVER, COLORADO 80202
                                 (303) 297-2900




                         CALCULATION OF REGISTRATION FEE


    TITLE OF EACH CLASS                                PROPOSED        PROPOSED MAXIMUM
       OF SECURITIES               AMOUNT TO BE    MAXIMUM OFFERING   AGGREGATE OFFERING        AMOUNT OF
     TO BE REGISTERED               REGISTERED      PRICE PER UNIT          PRICE          REGISTRATION FEE(1)
-------------------------------    -------------   ----------------   ------------------   ------------------
COMMON STOCK, $ .0001 PAR VALUE    1,500,000            $23.25            $34,875,000            $9,207

----------

(1) Estimated solely for purposes of calculating the amount of registration fee in accordance with Rule 457(h) under the Securities Act of 1933 based on the average of the high and low prices of the Registrant's common stock, as reported on the Nasdaq National Market on October 23, 2000.

Exhibit Index can be found on page II-7.

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

         Note: The document(s) containing the employee benefit plan information required by Item 1 of Part I of this Form and the statement of availability of registrant information and other information required by Item 2 of Part I of this Form will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428(a) under the Securities Act and the requirements of
Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) under the Securities Act. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all the documents included in such file.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by PentaStar Communications, Inc. ("PentaStar" or the "Company") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 000-27709), are incorporated by reference herein and shall be deemed to be a part hereof.

                  (a) The Company's latest annual report filed pursuant to
         Section 13(a) or 15(d) of the Exchange Act on Form 10-KSB for the year ended December 31, 1999.

                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1999.

                  (c) The description of the Company's common stock contained in the Registration Statement on Form SB-2 (Registration Statement Number 333-85281) and any amendment or report filed for the purpose of updating such description.

         All documents, filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents");

provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-KSB covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-KSB.

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Section 145 of the Delaware General Corporation Law, PentaStar has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

         PentaStar's certificate of incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to PentaStar and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to PentaStar or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

         PentaStar intends to enter into indemnity agreements with each of the directors and executive officers of PentaStar pursuant to which PentaStar will indemnify each director and executive officer against expenses and losses incurred for claims brought against them by reason of their being a director or executive officer of PentaStar, and PentaStar has obtained directors' and officers' liability insurance.



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ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable

ITEM 8. EXHIBITS.

        See Exhibit Index on page II-7.

ITEM 9. UNDERTAKINGS.

         (a) The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the issuer's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein



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


and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.







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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto, duly authorized, in the City of Denver, State of Colorado, on October 26, 2000.

                                          PENTASTAR COMMUNICATIONS, INC.


                                          By:  /s/ Robert S. Lazzeri
                                               --------------------------------
                                               Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert S. Lazzeri and David L. Dunham, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                               Title                                       Date
      ---------                               -----                                       ----
/s/ Robert S. Lazzeri                Chief Executive Officer and                     October 26, 2000
---------------------------          Director
    Robert S. Lazzeri                (Principal Executive Officer)

/s/ David L. Dunham                  Chief Financial Officer and                     October 26, 2000
---------------------------          Treasurer
    David L. Dunham                  (Principal Financial and
                                     Accounting Officer

                                     Director                                        October __, 2000
---------------------------
    Carleton A. Brown

      Signature                               Title                                       Date
      ---------                               -----                                       ----
                                     Director                                        October __, 2000
---------------------------
    Reynaldo U. Ortiz

/s/ Richard M. Tyler                 Director                                        October 26, 2000
---------------------------
    Richard M. Tyler

/s/ Craig J. Zoellner                Director                                        October 26, 2000
---------------------------
    Craig J. Zoellner



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



                                  EXHIBIT INDEX


EXHIBIT
  NO.        DESCRIPTION
-------      -----------
    5        Opinion of Sherman & Howard L.L.C. as to the legality of the securities being registered.

    23.1     Consent of Arthur Andersen LLP.

    23.2     Consent of Sherman & Howard L.L.C. (included in Exhibit 5).

    24 Power of Attorney is included on the signature pages of the registration statement.






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